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                                                                    EXHIBIT 23.4

                          [MORIN & KRASNY LETTERHEAD]

                                                   December 17, 1998

Thomas B. King
President and CEO
Anesta Corporation
4745 Wiley Post Way
Plaza 6, Suite 650
Salt Lake City, UT 84116


Dear Tom:

     With reference to the Registration Statement on Form S-3 of Anesta Corp. (the "Company") proposed to be filed with the Securities and Exchange Commission for the registration of the Company's Common Stock, this law firm hereby consents to the incorporation by reference in this Registration Statement of the reference to our firm in the Registration Statement on Form S-3 (File No. 333-67687) under the heading "Experts" -- our expertise in this instance being confined to regulatory/administrative law matters, including Government Regulation.

                                        Sincerely,

                                        /s/ Charles L. Morin
                                        Charles L. Morin

CLM:jtc